EXHIBIT 8.1

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

www.kirkland.com

July 14, 2016

Capital Auto Receivables LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re: Federal Income Tax Consequences

We are issuing this opinion letter in our capacity as special counsel to Capital Auto Receivables LLC (the “Depositor”) and Ally Financial Inc. (“Ally Financial”) in connection with the issuance of the Notes (as defined on Exhibit A hereto) by Capital Auto Receivables Asset Trust 2016-2 (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), between the Issuing Entity and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), to be dated as of July 20, 2016 (the “Issuance Date”). The Issuing Entity will also issue the Certificates (as defined on Exhibit B hereto) pursuant to a Trust Agreement, dated as of June 10, 2016 (the “Original Trust Agreement”) among Ally Financial, as servicer, the Depositor and BNY Mellon Trust of Delaware, as owner trustee (the “Owner Trustee”), to be amended and restated as of the Issuance Date (as so amended and restated, the “Trust Agreement”), between the Depositor and the Owner Trustee. Only the Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Certificates will be retained initially by the Depositor.

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined:

(i) a copy of the registration statement on Form SF-3 (File No. 333-208079) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Act on November 17, 2015, as amended by Pre-Effective Amendment No. 1 on December 23, 2015, by Pre-Effective Amendment No. 2 on January 14, 2016 and by Pre-Effective Amendment No. 3 on January 29, 2016, with respect to asset-backed notes, including the Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the Prospectus relating to the Notes dated July 12, 2016 (the “Prospectus”) to be filed with the Commission pursuant to Rule 424(b)(5) under the Act on or before July 14, 2016;

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Capital Auto Receivables LLC

July 14, 2016

(iii) a copy of the Original Trust Agreement and a form of the Trust Agreement;

(iv) a form of the Trust Sale and Servicing Agreement among the Depositor, Ally Financial, as seller, servicer and custodian, and the Issuing Entity;

(v) a form of the Indenture;

(vi) a form of the Pooling and Servicing Agreement between Ally Financial and the Depositor;

(vii) a form of the Asset Representations Review Agreement among Clayton Fixed Income Services LLC, Ally Financial and the Issuing Entity;

(viii) a form of the Administration Agreement among the Issuing Entity, the Indenture Trustee and Ally Financial, as administrator; and

(ix) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (viii) collectively are referred to herein as the “Transaction Documents.”

We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the Issuing Entity will be operated in accordance with the terms of the Transaction Documents.

Based on the foregoing and assuming that the Transaction Documents are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus under the captions “Summary—Tax Status” and “Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we

Capital Auto Receivables LLC

July 14, 2016

hereby confirm and adopt such opinion herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any of the Notes as described in the Prospectus or to maintain the Issuing Entity as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

We hereby consent to the filing of this opinion on Form 8-K in connection with the sale of the Notes and to the reference to our firm in the Prospectus in the summary under the caption “Tax Status,” under the caption “Federal Income Tax Consequences” and under the caption “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP

EXHIBIT A

Notes

$168,000,000 aggregate principal balance of the Class A-1 0.75000% Asset Backed Notes (the “Class A-1 Notes”);

$137,000,000 aggregate principal balance of the Class A-2a 1.32% Asset Backed Notes (the “Class A-2a Notes”);

$75,000,000 aggregate principal balance of the Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes”);

$212,000,000 aggregate principal balance of the Class A-3 1.46% Asset Backed Notes (the “Class A-3 Notes”);

$73,640,000 aggregate principal balance of the Class A-4 1.63% Asset Backed Notes (the “Class A-4 Notes”);

$23,220,000 aggregate principal balance of the Class B 2.11% Asset Backed Notes (the “Class B Notes”);

$38,700,000 aggregate principal balance of the Class C 2.42% Asset Backed Notes (the “Class C Notes”); and

$27,090,000 aggregate principal balance of the Class D 3.16% Asset Backed Notes (the “Class D Notes”).

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes are referred to collectively herein as the “Notes.”

EXHIBIT B

Certificates

100% Fractional Undivided Interest of Asset Backed Certificates (the “Certificates”).